EXHIBIT 10.15

                               AGREEMENT TO AMEND
                            ASSET PURCHASE AGREEMENT


         This Agreement to Amend Asset Purchase Agreement is made as of this 3rd day of October by and between American Radio Systems Corporation, a Delaware corporation ("Seller"), and Paxson Communications of West Palm Beach, Inc., a Florida corporation ("Buyer").

         Reference is hereby made to that certain Asset Purchase Agreement dated May 27, 1997 by and between Seller and Buyer (the "Agreement"). In consideration of the mutual covenants and promises herein contained, Seller and Buyer hereby agree to amend the Agreement as set forth in this Agreement to Amend.

         1. Paragraph A of the Premises of the Agreement is hereby amended by deleting "WEAT (AM), West Palm Beach" from the definition of Stations contained therein. Further, all other references to WEAT(AM), if any, are hereby deleted from the Agreement.

         2. Section 2.3(a) of the Agreement is hereby amended to replace "Thirty-Three Million Dollars ($33,000,000)" with "Twenty-Nine Million Dollars ($29,000,000)."

         3. Section 2.3(b) of the Agreement is hereby amended to add the phrase "or its designated subsidiary, American Tower Systems, Inc." after the word "Seller" in the second line thereof.

         4. The first sentence of Section 2.4 is hereby deleted.

         5. Section 6.10 of the Agreement is hereby amended by (i) replacing "Exhibit 6.10(a) WOLL Main Antenna Lease Terms" with "Exhibit 6.10(a) Option Agreement" and (ii) deleting therefrom references to "Exhibit 6.10(f) WOLL Rental Sharing Agreement." Furthermore, "Exhibit 6.10(a) WOLL Main Antenna Lease Terms" to the Agreement is hereby replaced in its entirety with "Exhibit 6.10(a) Option Agreement") which is attached hereto as Exhibit A, and "Exhibit 6.10(f) Rental Sharing Agreement" to the Agreement is hereby deleted in its entirety.

         Buyer hereby waives the condition of Closing that Seller enter into the lease contemplated by Section 6.10 and attached as Exhibit 6.10(e) of the Agreement on or before the Closing Date. Notwithstanding the foregoing sentence, Seller and Buyer hereby agree to enter into (or in the case of Buyer, cause Paxson Communications Corporation, a Delaware corporation ("PCC"), or an affiliate thereof to enter into) the lease contemplated by Section 6.10 and attached as Exhibit 6.10(e) of the Agreement after the Closing in substantially the form set forth on Exhibit 6.10(e) of the Agreement and to negotiate the terms of such lease not set forth therein in good faith.

         6. Section 7.1(G) of the Agreement is hereby deleted in its entirety.

         7. Section 7.1(I) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following new Section 7.1(I): "New Transmitter Site for WKGR. Radio Station WKGR shall be fully operational from Hobe Sound Tower in the manner contemplated by the lease to be entered into in accordance with Exhibit 6.10(b)."

         8. Buyer hereby acknowledges that the FCC has granted License Corp. a construction permit (File No. BMPH-970225IA) to construct a new transmitter for WOLL(FM) at the Hobe Sound Tower site (the "Construction Permit"). Seller shall cause License Corp. to assign the Construction Permit to Buyer at Closing together with the main station license for WOLL(FM). Except as otherwise provided in the Agreement, upon such assignment of the Construction Permit, neither License Corp. nor Seller shall have any liability to Buyer with respect to the extension of the Construction Permit after the time of the Closing.

         9. The Schedules to the Agreement are hereby amended and restated in their entirety as set forth on Exhibit B hereto.

         10. Seller hereby consents to Buyer's assignment of its rights, interests and obligations under the Agreement, as amended hereby, and the Escrow Agreement to Paxson Communications Corporation, a Delaware corporation, and the assignment of any or all of its rights, interests and obligations under such documents by PCC to LWP Radio, Inc., a Delaware corporation ("LWPR"), and by LWPR to Clear Channel Metroplex, Inc., a Nevada corporation ("CCM"), and Clear Channel Metroplex Licenses, Inc., a Nevada corporation ("CCML").

         11. Buyer and Seller hereby acknowledge that upon receipt of any required regulatory consent, and the satisfaction of certain other conditions, Buyer shall sell substantially all the assets of the Stations acquired from Seller to CCM and CCML pursuant to an Asset Purchase Agreement dated as of August 25, 1997 (the "Clear Channel Agreement"), by and among PCC, L. Paxson, Inc., CCM, CCML, and Clear Channel Communications, Inc.

         Buyer and Seller further acknowledge that upon the closing of the sale of the assets of the Stations from Buyer to CCM and CCML pursuant to the Clear Channel Agreement, Buyer has agreed to assign all of its rights, liabilities and obligations (except for Buyer's indemnification obligations under Section 10.3 which relate to a breach or failure of Buyer to perform under the Purchase Agreement prior to Closing, any obligations under the Purchase Agreement to pay FCC and HSR Act filing fees, and any obligations described in the second paragraph of Section 5 hereof) under the Purchase Agreement arising after the closing of the Clear Channel Agreement to CCM and CCML, and CCM and CCML have agreed to accept such assignment and assume such liabilities and obligations. Buyer and Seller hereby agree that such assignment and assumption shall constitute a novation of the Agreement, and that from and after such assignment and assumption, Seller shall not have any remedies against PCC, LWP Radio, Inc. and their affiliates under Section 10.3 of the Agreement.

         12. The Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.

         13. From and after the date hereof, each reference in the Agreement to "this Agreement", "hereof", or "hereunder" or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement, as amended hereby.

         14. This Agreement to Amend shall be governed in all respects by the laws of the State of Florida (without giving effect to the provisions thereof relating to conflicts of law).

         15. Any capitalized terms not defined herein shall have the meaning given to such terms in the Agreement, as amended hereby.

         16. This Agreement to Amend may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement to Amend as of the date first written above.

AMERICAN RADIO                              PAXSON COMMUNICATIONS
     SYSTEMS CORPORATION                         OF WEST PALM BEACH, INC.


By:                                         By:
         Name:                                    Name:
         Title:                                   Title: